Exhibit 99.2

ELEMENTAL ENERGY LLC, DBA SUNETRIC

Condensed Financial Statements

March 31, 2014 and 2013

(Unaudited)

Table of Contents

Page

Financial Statements

Condensed Balance Sheets	2

Condensed Statements of Operations	3

Condensed Statements of Cash Flows	4

Notes to Condensed Financial Statements	5

ELEMENTAL ENERGY LLC, DBA SUNETRIC

Condensed Balance Sheets

	March 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash	$260,416	$1,675,901
Accounts receivable, net	3,054,012	2,400,706
Costs in excess of billings on uncompleted contracts	688,881	1,055,123
Inventory, net	1,985,798	2,641,373
Due from related party	22,464	6,455
Other current assets	104,966	157,109

Total current assets	6,116,537	7,936,667
Property and equipment, net	175,017	198,269
Other assets	14,000	14,000

Total assets	$6,305,554	$8,148,936

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	$3,654,281	$4,543,571
Accrued liabilities	579,625	738,365
Billings in excess of costs on uncompleted contracts	1,910,938	2,219,132
Other current liabilities	80,102	140,688

Total current liabilities	6,224,946	7,641,756
Other liabilities	1,444,940	1,414,062

Total liabilities	7,669,886	9,055,818
Commitments and contingencies
Members’ deficit	(1,364,332)	(906,882)

Total liabilities and members’ deficit	$6,305,554	$8,148,936

See notes to condensed financial statements.

ELEMENTAL ENERGY LLC, DBA SUNETRIC

Condensed Statements of Operations

	For the Three Months Ended March 31,
	2014	2013
	(unaudited)
Net revenue	$5,298,593	$4,626,727
Cost of goods sold	4,320,058	4,700,487

Gross profit (loss)	978,535	(73,760)
Selling and operating expense	1,435,718	1,481,360

Loss from operations	(457,183)	(1,555,120)
Interest and other expense	(268)	(390)

Net loss	$(457,451)	$(1,555,510)

See notes to condensed financial statements.

ELEMENTAL ENERGY LLC, DBA SUNETRIC

Condensed Statements of Cash Flows

	For the Three Months Ended March 31,
	2014	2013
	(unaudited)
Operating activities
Net loss	$(457,451)	$(1,555,510)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	23,252	67,024
Changes in operating assets and liabilities:
Accounts receivable, net	(653,306)	1,421,262
Costs in excess of billings on uncompleted contracts	366,242	1,856,260
Inventory, net	655,575	561,895
Other current assets	36,134	250,015
Accounts payable	(889,290)	(2,308,881)
Accrued liabilities	(158,738)	(582,485)
Billings in excess of costs on uncompleted contracts	(308,194)	905,888
Other current liabilities	(60,586)	(168,589)
Other liabilities	32,379	(30,635)

Net cash (used in) provided by operating activities	(1,413,983)	416,244

Investing activities
Purchase of property and equipment	—	(33,082)

Net cash used in investing activities	—	(33,082)

Financing activities
Principal payments on long-term debt, net	(1,502)	(19,234)
Member distributions	—	(1,248,120)

Net cash used in financing activities	(1,502)	(1,267,354)

Net change in cash	(1,415,485)	(884,192)
Cash at beginning of period	1,675,901	1,930,828

Cash at end of period	$260,416	$1,046,636

See notes to condensed financial statements.

Notes to Condensed Financial Statements

1. Organization, Nature of Operations, and Basis of Presentation

Elemental Energy LLC, dba Sunetric (the “Company”) was incorporated under the laws of the state of Hawaii on January 27, 2004. The Company is a licensed solar power contractor in the state of Hawaii and provides renewable energy solutions, including system design, development, and installation, and consultation for financing, monitoring, and maintenance. As a renewable energy solutions provider, the Company specializes in photovoltaic or solar electric installations for commercial and residential clients in Hawaii. Consequently, the Company’s ability to collect the amounts due from customers may be affected by economic fluctuations within the state.

The accompanying condensed financial statements have been prepared in accordance with the accounting practices described in our audited financial statements for the year ended December 31, 2013, and are unaudited. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and accompanying notes for the year ended December 31, 2013. The accompanying condensed financial statements are presented in accordance with the rules and regulations of the Securities and Exchange Commission and, accordingly, do not include all the disclosures required by accounting principles generally accepted in the United States (GAAP). In the opinion of management, the accompanying financial statements contain all adjustments, consisting of normal recurring adjustments, that are necessary to present fairly, in all material respects, the Company’s financial position, results of operations, and cash flows for the periods presented in order to make the financial statements not misleading. However, operating results for the periods presented are not necessarily indicative of the results that may be expected for a full year.

2. Significant Accounting Policies

The Company made no changes to its significant accounting policies during the three months ended March 31, 2014.

Income Taxes

The Company has elected to be treated as an S corporation for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company’s members, and no provision for federal income taxes has been recorded in the accompanying condensed financial statements.

The Company follows the guidance of Accounting Standards Codification (“ASC”) Topic 740, Accounting for Uncertainty in Income Taxes. ASC Topic 740 prescribes a more-likely-than-not measurement methodology to reflect the financial statement impact of uncertain tax positions taken or expected to be taken in a tax return. If taxing authorities were to disallow any tax positions taken by the Company, the additional income taxes, if any, would be imposed on the members rather than the Company.

Interest and penalties associated with tax positions are recorded in the period assessed as selling and operating expenses. However, no interest or penalties have been assessed for the three months ended March 31, 2014 and 2013. The Company’s tax returns subject to examination by tax authorities include 2010 through the current period for state and federal tax reporting purposes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to allowance for uncollectible accounts receivable, warranty reserves, inventory obsolescence, depreciation, employee benefit plans, taxes, contingencies, and costs to complete long-term contracts. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

3. Business Combination

On March 26, 2014, the Company entered into a membership interest purchase agreement (“Purchase Agreement”) with Real Goods Solar, Inc. (“RGS”) whereby RGS would purchase 100% of the outstanding membership interest of the Company. On May 14, 2014, the Company entered into an amendment to the Purchase Agreement changing the purchase price to 4,030,104 unregistered shares of RGS Class A common stock, and closed the transaction. The purchase price is subject to a working capital true-up adjustment based on the determined final closing balances. In addition, the members have the potential to earn up to $3.0 million in additional earn-out payments, payable in shares of RGS Class A common stock, to be delivered in the future upon achievement, if at all, of certain revenue and income earn-out targets for the years ending December 31, 2014 and 2015.

4. Related Party Transactions

On June 15, 2012, the Company loaned a member $250,000 at an annual interest rate of 2.07%. The principal and accrued interest balance at December 31, 2012 was $252,588. On December 31, 2013, the Company reclassified the balance due as a distribution to the member.

Due from related party represents advances that the Company periodically makes to its employees.

5. Members’ Equity

The Company’s profits and losses are allocated among the members in proportion to each member’s respective ownership percentage. Distributions equal to the estimated income tax liability of the members are distributed quarterly. The Company may also make distributions to members if excess cash is available. A member may at any time assign its interest in the Company, only under certain conditions, and upon execution of appropriate documentation.

6. Commitments and Contingencies

Operating Leases

The Company leases facilities, equipment, and vehicles under non-cancelable operating leases. Rent expense for the three months ended March 31, 2014 and 2013 was $71,702 and $71,613, respectively.

Remaining future minimum lease payments under these leases are approximately as follows:

Year Ending December 31,
2014	$215,105
2015	258,645
2016	230,400

$704,150

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

In October 2012, the Company settled with an unrelated third party an open and pending claim in relation to a vehicle accident. In December 2012, the Company settled with a former employee an open and pending claim of wrongful termination. Included in the balance sheet at December 31, 2012 are amounts accrued to satisfy the settlements. During the three months ended March 31, 2013, the Company paid $57,500 of these settlements and at March 31, 2013 still owed $88,848, which was paid during the remainder of 2013.

7. Subsequent Events

The Company has evaluated subsequent events through the financial statement issuance date. There were no material subsequent events that required recognition or additional disclosure in these financial statements.